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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                            ---------------------

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)             July 2, 1997
                                                  ----------------------------


                           MTR GAMING GROUP, INC.
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           (exact name of registrant as specified in its charter)


                                  DELAWARE
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               (State or other jurisdiction of incorporation)



          33-22521                                                 84-1103135
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(Commission File Number)                               (IRS Employer Identification Number)


                 STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
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                   (Address of principal executive offices)
                                    26034
                                  (Zip Code)


Registrant's Telephone Number, Including Area Code:            (304) 387-5712
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        (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT WITH MADELEINE LLC

         Effective July 2, 1997, the Registrant's wholly owned subsidiary, Mountaineer Park, Inc. ("Mountaineer"), the Registrant, and Madeleine LLC of New York, New York amended and restated their July 2, 1996 Term Loan Agreement, which had been previously amended and restated as of December 10, 1996. The July 2, 1996 agreement related to a $5 million second trust loan. The December 10, 1996 amendment and restatement (the "First Amended Agreement") reflected an increase in the amount borrowed from $5 million to $16.1 million, established a $5,376,500 revolving line of credit, and converted the lender's position from second to first trust holder. See Registrant's Report on Form 8-K dated December 26, 1996, filed January 7, 1997.

         The July 2, 1997 Second Amended and Restated Term Loan Agreement (the "Second Amended Agreement") (i) extends the term of the loan to July 2, 2001 (compared to July 2, 1999); (ii) increases the total amount borrowed to $21,476,500 (by virtue of Mountaineer drawing down the line of credit); (iii) eliminates from the First Amended Agreement annual fees of cash in the amount of 8% of the outstanding principal balance of the loan that would have been due on each anniversary of the term loan and stock and warrants of the Registrant that would have been due each November 15 while the loan is outstanding; and
(iv) calls for payments of interest only with the principal due at the end of the four year term.

         The loan continues to be evidenced by Mountaineer's Promissory Notes and continues to be secured by a first priority Credit Line Deed of Trust with respect to Mountaineer's real property and a perfected security interest evidenced by a UCC-1 Financing Statement with respect to its personal property. The lender's rights pursuant to the First Amended Agreement with respect to the 550,000 shares of the Registrant's stock and warrants to purchase 1,632,140 additional shares issued thereunder are unaffected by the Second Amended Agreement. The Registrant continues to guarantee the loan.

         As consideration for the lender's entering the Second Amended Agreement, Mountaineer has agreed (i) to pay a one time fee of $1.8 million or 8.5% of the total amount borrowed, which may be paid over the first year of the term; (ii) to pay interest at the rate of 13% (compared to 12% on the $16.1 million term loan and 15% on the $5.4 million line of credit under the First Amended Agreement); and (iii) to pay a call premium equal to 5% in the event of prepayment during the first year of the term, declining to 3% during the second year, 2% in the third year, and 1% in the final year.

         Mountaineer intends to use the additional proceeds toward the construction of a convention facility and additional hotel rooms.

COMPROMISE OF FEE AGREEMENT

         In connection with the First Amended Agreement, pursuant to a December 10, 1996 Fee Agreement, Mountaineer had agreed to pay a fee in the amount of $277,500 to Bridge Capital,
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LLC, which arranged the transaction, in the event Mountaineer refinanced the loan by July 2, 1997 and thus obtained a waiver of the fee of $888,000 that would have been due Madeleine LLC pursuant to the First Amended Agreement. Mountaineer has agreed to pay Bridge Capital, LLC $100,000 in satisfaction of Mountaineer's obligations under the Fee Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND AGREEMENTS.

         (c)  Exhibits

                 1. Second Amended and Restated Term Loan Agreement, dated as of July 2, 1996, as amended and restated as of December 10, 1996, and as further amended and restated as of July 2, 1997 among Mountaineer Park, Inc., MTR Gaming Group, Inc., and Madeleine LLC.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         MTR GAMING GROUP, INC.


                                         By   /s/ Edson R. Arneault
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                                                 Edson R. Arneault,
                                                 President


Date:  July 8, 1997